EXHIBIT 10.1

TRANSACTION AGREEMENT
Dated as of January 23, 2018
by and between
STARTEK, INC.
and
AMAZON.COM, INC.

Table of Contents
Page

ARTICLE 1
WARRANT ISSUANCE; CLOSING
1.1    Warrant Issuance                                         1
1.2    Closing                                            1
1.3    Interpretation                                            2

ARTICLE II
REPRESENTATIONS AND WARRANTIES
2.1    Non-Reliance; Disclosure                                    3
2.2    Representations and Warranties of the Company                        4
2.3    Representations and Warranties of Amazon                            10
2.4    Survival                                            12

ARTICLE III
COVENANTS
3.1    Efforts                                                12
3.2    Public Announcements                                    16
3.3    Expenses                                            18
3.4    Stockholder Approval                                        18
3.5    Tax Treatment                                            19
ARTICLE IV
ADDITIONAL AGREEMENTS
4.1    Acquisition for Investment                                    20
4.2    Legend                                                20
4.3    Anti-Takeover Provisions                                    21
4.4    Transfer Restrictions                                        21
4.5    Right of Notice                                        23

ARTICLE V
GOVERNANCE
5.1    Information Rights                                        23
5.2    Tax Reporting Requirements                                    25
5.3    Standstill Provisions                                        26
5.4    Voting Obligation                                        29
5.5    Survival                                            29
ARTICLE VI
REGISTRATION
6.1    Demand Registrations                                        30
6.2    Piggyback Registrations                                    32
6.3    Shelf Registration Statement                                    34
6.4    Withdrawal Rights                                        36
6.5    Hedging Transactions                                        37
6.6    Holdback Agreements                                        38
6.7    Registration Procedures                                    38
6.8    Registration Expenses                                        44
6.9    Miscellaneous                                            45
6.10    Registration Indemnification                                    45
6.11    Free Writing Prospectuses                                    47
6.12    Termination of Registration Rights                                48

ARTICLE VII
DEFINITIONS
7.1    Defined Terms                                            48
ARTICLE VIII
MISCELLANEOUS
8.1    Termination of This Agreement; Other Triggers                        56
8.2    Amendment                                            57
8.3    Waiver of Conditions                                        57
8.4    Counterparts                                            57
8.5    Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL            57

8.6    Notices                                            58
8.7    Entire Agreement, Etc.                                    59
8.8    Assignment                                            59
8.9    Severability                                            59
8.10    No Third Party Beneficiaries                                    60
8.11    Specific Performance

LIST OF SCHEDULES
SCHEDULE 5.1(a):    List of Information
LIST of Exhibits
ExHIBIT A:        Notice and Acknowledgment
LIST OF ANNEXES
ANNEX A:        Form of Warrant

This TRANSACTION AGREEMENT, dated as of January 23, 2018 (this “Agreement”), is by and between StarTek, Inc., a Delaware corporation (the “Company”), and Amazon.com, Inc., a Delaware corporation (“Amazon”).
RECITALS:
WHEREAS, as of the date of this Agreement, the Company and/or any of its Affiliates have entered into and intend to enter into certain commercial arrangements with Amazon and/or any of its Affiliates under which the Company and/or its Affiliates may from time to time provide services to Amazon and/or its Affiliates, including but not limited to the Amended and Restated Master Services Agreement, dated as of September 23, 2015, by and between the Company and AMZN wvcs LLC (the “Commercial Arrangements”);
WHEREAS, in connection with the transactions contemplated hereby, and subject to the terms and conditions hereof, the Company desires to issue to Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon that is disregarded as separate from Amazon for U.S. Federal income tax purposes (“NV Investment Holdings”) and NV Investment Holdings desires to acquire from the Company, at the Closing, a warrant to purchase a specified number of shares of the Company’s common stock, $ 0.01 par value per share (the “Common Stock”); and
WHEREAS, each of the parties wishes to set forth in this Agreement certain terms and conditions regarding, among other things, NV Investment Holdings’ ownership of the Warrant and Warrant Shares (as defined below), as applicable.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties agree as set forth herein.
ARTICLE 1
WARRANT ISSUANCE; CLOSING

1.1Warrant Issuance. On the terms and subject to the conditions set forth in this Agreement, the Company shall issue to NV Investment Holdings, and NV Investment Holdings shall acquire from the Company, at the Closing, a warrant to purchase up to an aggregate of 4,000,000 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”), subject to adjustment in accordance with its terms, in the form attached hereto as Annex A (the “Warrant”). The issuance of the Warrant by the Company and the acquisition of the Warrant by NV Investment Holdings are referred to herein as the “Warrant Issuance”.

1.2Closing. The closing of the Warrant Issuance (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 1888 Century Park East, Suite 2100, Los Angeles, CA 90067, immediately following the execution and delivery of this Agreement. At the Closing, the Company shall deliver to Amazon:
(a)the Warrant, as evidenced by a duly and validly executed warrant certificate dated as of the date hereof and bearing appropriate legends as hereinafter provided for; and
(b)a certificate executed by a duly authorized officer of the Company, dated as of the date of Closing, certifying resolutions of the Board of Directors of the Company (the “Board”) rendering any potentially applicable Anti-Takeover Provisions inapplicable to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby and approving NV Investment Holdings becoming an “interested stockholder” pursuant to Section 203(a)(1) of the Delaware General Corporation Law.
1.3Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes,” “Schedules” or “Exhibits” such reference shall be to a Recital, Article or Section of, or Annex, Schedule or Exhibit to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. References to parties refer to the parties to this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Any reference to a wholly owned subsidiary of a person shall mean such subsidiary is directly or indirectly wholly owned by such person. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. The term “Business Day” means any day, other than a Saturday, a Sunday or any other day on which commercial banks in the State of New York are authorized or required by Applicable Law to be closed. With respect to the Warrant and Warrant Shares, such term shall include any shares of Common Stock or other securities of the Company received by NV Investment Holdings as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1Non-Reliance; Disclosure

a.“Material Adverse Effect” means any change, effect, event, development, circumstance or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is or would reasonably be, expected to be materially adverse to (i) the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any Effect, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market or political conditions; (B) any change in generally accepted accounting principles in the United States (“GAAP”) or Applicable Law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any actual or threatened act of war (whether or not declared), armed hostilities, sabotage or terrorism, or any actual or threatened material escalation or worsening of any such events, or any national disaster or any national or international calamity; (D) any failure, in and of itself, to meet internal or published projections, forecasts, targets or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); or (E) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect); provided, further, however, that any Effect referred to in clauses (A) through (C) may be taken into account in determining whether or not there has been, is, or would be, a Material Adverse Effect if such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.

b.“Previously Disclosed” means information set forth or incorporated in the SEC Reports (in each case excluding any disclosures set forth in any risk factor section and in any section relating to forward-looking or safe harbor statements), to the extent such SEC Reports are filed or furnished at least five (5) Business Days prior to the execution and delivery of this Agreement.

c.Each party acknowledges that it is not relying upon any representation or warranty of the other party, express or implied, not set forth in the Transaction Documents. Amazon acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management and to review such information maintained by the Company and its subsidiaries, in each case as it considers sufficient for the purpose of consummating the transactions contemplated by the Transaction Documents. Amazon further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the transactions contemplated by the other Transaction Documents. For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Warrant, and any other agreement entered into by and among the parties and/or their Affiliates on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

2.2Representations and Warranties of the Company Except as Previously Disclosed or as set forth in the correspondingly numbered section of the Disclosure Schedules, the Company represents and warrants as of the date of this Agreement and, in the case of the representation in the last sentence of Section 2.2(c), as of the date of each issuance of Warrant Shares, to Amazon that:

a.Organization and Authority. The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as would not constitute a Material Adverse Effect, has been and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the ownership or leasing of property or the conduct of its business requires such qualification. The Company has made available to Amazon complete and correct copies of the Company’s certificate of incorporation and bylaws, as of the date of this Agreement, and each as so delivered is in full force and effect.

b.Capitalization. The authorized capital stock of the Company consists of 32,000,000 shares of Common Stock of which, as of the date hereof, 16,194,378 shares were issued and outstanding.

The Company has (i) 2,363,139 shares of Common Stock subject to issuance pursuant to outstanding stock options and other equity compensation awards of the Company, (ii) 230,479 shares of Common Stock available for future grant under the Company’s 2008 Equity Incentive Plan and (iii) 60,187 shares of Common Stock available for future issuance under the Company’s Employee Stock Purchase Plan. The outstanding shares of Common Stock have been, and the shares of Common Stock issuable pursuant to any Company Stock Plan will be, duly authorized and validly issued, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights, the Company’s certificate of incorporation, or any Applicable Law). Except as set forth above or pursuant to the Warrant, there are no (A) shares of capital stock or other equity interests or voting securities of the Company authorized, reserved for issuance, issued or outstanding, (B) options, warrants, calls, preemptive rights, subscription or other rights, instruments, agreements, arrangements or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, instrument, agreement, arrangement or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interest or voting securities of the Company, or (D) issued or outstanding performance awards, units, rights to receive any capital stock or other equity interest or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or equity interest or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company. No subsidiary of the Company owns any shares of capital stock or other equity interest or voting securities of the Company. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other equity interest or voting securities of the Company. All options granted and shares reserved or issued pursuant to the Company’s 2008 Equity Incentive Plan and Employee Stock Purchase Plan and any executive incentive plan (collectively, the “Company Stock Plans”) have been granted, reserved and issued in all material respects in full compliance with their respective Company stock plan and Applicable Law. The issuance of the Warrant and the Warrant Shares will not result in any adjustment to the conversion price or exercise price of any securities of the Company that are convertible into, or exercisable or exchangeable for, shares of Common Stock. As of the date of this Agreement, assuming the issuance of the Warrant Shares, the number of Warrant Shares equals 17.7% of the outstanding shares of Common Stock on a “fully diluted basis.”
c.The Warrant and Warrant Shares. The Warrant has been duly authorized by the Company and constitutes a valid, legal and binding obligation of the Company in accordance with its terms, except as the same may be limited by the Bankruptcy Exceptions. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant and, when so issued, paid for and delivered upon due exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of any liens or encumbrances, other than liens or encumbrances created by the Transaction Documents, arising as a matter of Applicable Law or created by or at the direction of Amazon or any of its Affiliates.
d.Authorization, Enforceability.

i.The Company has full power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder, except with respect to the issuance of Warrant Shares in an amount in excess of 3,222,681 (the “Excess Warrant Shares”), which is subject to the Requisite Stockholder Approval. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and, subject to the Company’s receipt of Requisite Stockholder Approval for the issuance of the Excess Warrant Shares, no further approval or authorization is required on the part of the Company. This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of the Company, enforceable against the Company, in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).
ii.The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (x) its certificate of incorporation (or analogous organizational documents), or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect; (C) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement or arrangement that is sponsored, maintained or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”) or otherwise; (D) increase any benefits otherwise payable under any Company Benefit Plan; (E) result in any acceleration of the time of payment or vesting of any such benefits; (F) require the funding or acceleration of funding of any trust or other funding vehicle; or (G) constitute a “change in control,” “change of control” or other similar term under any Company Benefit Plan; provided, however, that the foregoing shall not be deemed to include payments or other benefits under a Company Benefit Plan that (a) gives effect to the Company’s performance of the Transaction Documents insofar as that performance impacts the Company’s overall results of operations, and (b) are made to any individual whose compensation is based in part on performance related to a specific territory that is impacted by the Company’s performance of the Transaction Documents.

iii.Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3)  the Securities Act of 1933, as

amended (the “Securities Act”), and (4) the New York Stock Exchange, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any federal, national, state, local, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, judicial or administrative body, official, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, or arbitrator or SRO (each, a “Governmental Entity”) is required to be made or obtained by the Company or any of its subsidiaries in connection with the consummation by the Company or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not constitute a Material Adverse Effect. For purposes of this Agreement, “Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state, local, domestic, foreign or supranational laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of foreign investment

e.Company Financial Statements; Internal Controls.

i.Each of the consolidated financial statements included in the SEC Reports (A) complied as to form, as of their respective dates of filing with the Securities and Exchange Commission (the “Commission”), in all material respects with the applicable accounting requirements and with the rules and regulations of the Commission, (B) were prepared in accordance with GAAP, in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure), and (C) fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its subsidiaries as of the date and for the periods referred to in such financial statements except to the extent such financial statements have been modified or superseded by later SEC Reports, and except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act and pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year end audit adjustments which would not be material in amount or effect.
ii.Neither the Company nor any of the Company’s subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar agreement or arrangement, where the result, purpose or effect of such agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the SEC Reports (including the financial statements contained therein).
iii.The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules, regulations and forms, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (B) has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s outside auditors and the Audit Committee of the Board (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, all of which information described in clauses (x) and (y) above has been disclosed by the Company to Amazon prior to the date hereof. Any material change in internal control over financial reporting required to be disclosed in any SEC Report has been so disclosed.
iv.Since December 31, 2016, neither the Company nor any of its subsidiaries has received any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its subsidiaries or their respective internal accounting controls.
v.Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), with respect to the SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

f.No Material Adverse Effect. Since September 30, 2017, no Material Adverse Effect has occurred.
g.Reports.

i.Since December 31, 2016, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act.
ii.The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act and SOX as applicable, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Agreement.

h.Litigation and Liabilities. Since December 31, 2016, there have been, and there are, no (a) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that (i) relate to the Warrant or Warrant Shares, (ii) challenge the validity or enforceability of the Company’s obligations under this Agreement or the Transaction Documents to which the Company is or will be a party or (iii) would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or (b)  obligations or liabilities of the Company or any of its subsidiaries, except for those that have not had, or would not, individually or in the aggregate, reasonably be likely to have, a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any material judgment, order, writ, injunction, decree or award of any Governmental Entity.
i.Anti-Takeover Provisions. The actions taken by the Board to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, assuming the accuracy of the representations and warranties of Amazon set forth in Section 2.3(c), constitute all the action necessary to render inapplicable to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder or similar Applicable Law (including, for the avoidance of doubt, Section 203 of the Delaware General Corporation Law) and any potentially applicable provision of the Company’s certificate of incorporation or bylaws (collectively, the “Anti-Takeover Provisions”). The Company is not a party to any stockholder rights plan or “poison pill” agreement.
j.Related Party Transactions. Except for compensation arrangements with respect to which all required disclosures have been made in the SEC Reports, no stockholder, officer or director of the Company or immediate family member thereof (a) is presently a party or has a direct or indirect interest in any Person (other than publicly traded securities) in any party to any agreement with the Company, (b) owns any direct or any indirect, interest in any assets of the Company or (c) has any cause of action or other claim against, or owes any amounts to, the Company except for claims of employees in the ordinary course of business, including for accrued vacation pay or for accrued benefits under a Company Benefit Plan. There are no outstanding notes payable to, accounts receivable from or advances by the Company to, and the Company is not otherwise a creditor of, any stockholder, director or officer or any Affiliate of such stockholder, director or officer.

k.Registration Rights. The Company has not granted to any Person the right to request or require the Company to register any securities issued by the Company other than the rights granted to Amazon pursuant to Article VI of this Agreement.

l.Certain Business Practices. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company, its subsidiaries and, to the knowledge of the Company, their respective directors, officers, employees, consultants and agents in each case acting on behalf of the Company have complied at all times since December 31, 2016, and are in compliance, with (A) the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd1, et seq.) (“FCPA”), and (B) the provisions of all anti-bribery, anti-corruption and anti-money laundering Applicable Laws of each jurisdiction in which the Company and its subsidiaries operate and in which any agent thereof is conducting or has conducted business involving the Company or any of its subsidiaries. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company, any of its subsidiaries and/or, to the knowledge of the Company, any of the Company’s and its subsidiaries’ respective directors, officers, employees, consultants and agents in each case acting on behalf of the Company have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Entity to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage in each case in violation in any material respect of the FCPA and any Applicable Laws described in clause (B) of the immediately preceding sentence. As used in this Agreement, the term “Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, and includes any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity, and any officer or employee of a public international organization, as well as any Person acting in an official capacity for or on behalf of any such Governmental Entity, or for or on behalf of any such public international organization. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries (x) have instituted policies and procedures reasonably designed to ensure compliance with the FCPA and other anti-bribery, anti-corruption and anti-money laundering Applicable Laws in each jurisdiction in which the Company or any of its subsidiaries operate and (y) have not revoked such policies and procedures.

m.Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Company.

2.3Representations and Warranties of Amazon. Amazon hereby represents and warrants as of the date of this Agreement to the Company that:

a.Organization. Amazon has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted.

b.Authorization, Enforceability.

i.Amazon and each of its subsidiaries that is a party to any other Transaction Document have the corporate or analogous power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Amazon, and by each of its subsidiaries that is a party to any other Transaction Document, as applicable, of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or analogous action on its, or such subsidiary’s or part, as applicable, and no further approval or authorization is required on its part, or such subsidiary’s part, as applicable. This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of Amazon, and such subsidiary, as applicable, enforceable against it, and such subsidiary, as applicable, in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions. Notwithstanding anything to the contrary contained herein, the exercise of the Warrant may require further board of director (or analogous) approvals or authorizations on the part of Amazon or such subsidiary, as applicable (the “Exercise Approval”).
ii.The execution, delivery and performance by Amazon, or any such subsidiary, as applicable, of this Agreement and the other Transaction Documents to which it, or any such subsidiary is a party and the consummation of the transactions contemplated hereby and thereby and compliance by it, and such subsidiary, as applicable, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (x) subject to Exercise Approval, its, or such subsidiary’s, as applicable, organizational documents or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which it, or such subsidiary, as applicable, is a party or by which it, or such subsidiary, as applicable, may be bound, or to which it, or such subsidiary, as applicable, or any of its, or such subsidiary’s, as applicable, properties or assets is subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to it, or such subsidiary, as applicable, or any of its, or such subsidiary’s, as applicable, properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have, a material adverse effect on the ability of Amazon to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.
(iii)    Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act and (3) the Securities Act, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by it or any of its subsidiaries in connection with the consummation by Amazon or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Amazon to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.
c.Ownership. Other than pursuant to this Agreement and the other Transaction Documents, Amazon is not the Beneficial Owner of (i) any shares of Common Stock or (ii) any securities or other instruments representing the right to acquire shares of Common Stock.

d.Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Amazon.

2.4Survival. The representations and warranties in this Agreement shall survive for twelve (12) months following the Closing; provided that the representation in the last sentence of Section 2.2(c) shall survive until the six (6) month anniversary of the date that the Warrant is exercised in full.

ARTICLE 3

COVENANTS
3.1Efforts.

a.Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or desirable under Applicable Law to carry out the provisions hereof and thereof and give effect to the transactions contemplated hereby and thereby. In furtherance and not in limitation of the foregoing, each of the parties shall (i) subject to the provisions of this Section 3.1, including Section 3.1(d), use its commercially reasonable efforts to obtain as promptly as reasonably practicable and advisable (as determined in good faith by Amazon after consultation with the Company in accordance with the first sentence of Section 3.1(d) and subject, in the case of the Requisite Stockholder Approval, to the provisions of Section 3.4) all exemptions, authorizations, consents or approvals from, and to make all filings with and to give all notices to, all third parties, including any Governmental Entities, required in connection with the transactions contemplated by this Agreement and the other Transaction Documents, which, for the avoidance of doubt, shall include providing, as promptly as reasonably practicable and advisable, such information to any Governmental Entity as such Governmental Entity may request in connection therewith, and (ii) cooperate fully with the other party in promptly seeking to obtain all such exemptions, authorizations, consents or approvals and to make all such filings and give such notices.

b.Without limiting the generality of the foregoing, and only to the extent required by Applicable Law (including, for the avoidance of doubt, any Antitrust Law), (i) as promptly as practicable after written notice from Amazon, and in any event no later than in accordance with established regulatory timeframes, the parties shall file any Notification and Report Forms required under the HSR Act with the Federal Trade Commission and the United States Department of Justice and (ii) as promptly as practicable after written notice from Amazon, the parties shall file, make or give, as applicable, all other filings, requests or notices required under any other Antitrust Laws, in each case with respect to the issuance of the Warrant Shares (the “Initial Filing Transaction”) (the filings, requests and notices described in the foregoing clauses (i) and (ii), collectively, the “Initial Antitrust Filings”). In addition, following the receipt of the Initial Antitrust Clearance, to the extent required by Applicable Law (including, for the avoidance of doubt, any Antitrust Law) in connection with any further issuance of Warrant Shares (in each case, whether in full or in part), the parties shall file, make or give, as applicable, as promptly as reasonably practicable and advisable (as determined in good faith by Amazon after consultation with the Company in accordance with the first sentence of Section 3.1(d)), any further required filings, requests or notices required under any Antitrust Laws, including the HSR Act. Without limiting the generality of the foregoing, each party shall supply as promptly as reasonably practicable to the appropriate Governmental Entities any information and documentary material that may be required pursuant to the HSR Act or any other Antitrust Laws. For purposes of this Agreement, the term “Initial Antitrust Clearance” as of any time means (x) prior to such time, the expiration or termination of the waiting period under the HSR Act and the receipt of all exemptions, authorizations, consents or approvals, the making of all filings and the giving of all notices, and the expiration of all waiting periods, pursuant to any other Antitrust Laws, in each case to the extent required with respect to the Initial Filing Transaction, and (y) the absence at such time of any Applicable Law or Order issued by any court of competent jurisdiction or other legal restraint or prohibition under any Antitrust Law, in each case that has the effect of preventing the consummation of the Initial Filing Transaction.

c.Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, and only to the extent required under the Antitrust Laws, each of the parties shall use its commercially reasonable efforts to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Governmental Entity, so as to enable the parties to give effect to the transactions contemplated hereby and by the other Transaction Documents in accordance with the terms hereof and thereof; provided, that notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, nothing in this Section 3.1 shall require, or be construed to require, any party or any of its Affiliates to agree to (and no party or any of its Affiliates shall agree to, without the prior written consent of the other parties):  (i) sell, hold separate, divest, discontinue or limit (or any conditions relating to, or changes or restrictions in, the operation of) any assets, businesses or interests of it or its Affiliates (irrespective of whether or not such assets, businesses or interests are related to, are the subject matter of or could be affected by the transactions contemplated by the Transaction Documents); (ii) without limiting clause (i) in any respect, any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests that would reasonably be expected to adversely impact (x) the business of, or the financial, business or strategic benefits of the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates or (y) any other assets, businesses or interests of it or its Affiliates; (iii) without limiting clause (i) in any respect, any modification or waiver of the terms and conditions of this Agreement or any of the other Transaction Documents that would reasonably be expected to adversely impact (x) the business of, or financial, business or strategic benefits of the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses or interests of it or its Affiliates; or (iv) without limiting clause (i) in any respect, take any action that would materially impair the value to Amazon of the transactions contemplated hereby.

d.Amazon shall have the principal responsibility for devising and implementing the strategy (including with respect to the timing of filings) for obtaining any exemptions, authorizations, consents or approvals required under the HSR Act or any other Antitrust Laws in connection with the transactions contemplated hereby and by the other Transaction Documents; provided, however, that Amazon shall consult in advance with the Company regarding the overall antitrust strategy. Each of the parties shall promptly notify the other party of, and if in writing furnish the other with copies of (or, in the case of oral communications, advise the other of), any substantive communication that it or any of its Affiliates receives from any Governmental Entity, whether written or oral, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents and, to the extent reasonably practicable, permit the other party to review in advance any proposed substantive written communication by such party to any Governmental Entity and consider in good faith the other party’s reasonable comments on any such proposed substantive written communications prior to their submission. No party shall, and each party shall cause its Affiliates not to, participate or agree to participate in any substantive meeting or communication with any Governmental Entity in respect of the subject matter of the Transaction Documents, including on a “no names” or hypothetical basis, unless (to the extent practicable) it or they consult with the other party in advance and, to the extent practicable and permitted by such Governmental Entity, give the other party the opportunity to jointly prepare for, attend and participate in such meeting or communication. The parties shall (and shall cause their Affiliates to) coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the matters described in this Section 3.1, including (x) furnishing to each other all information reasonably requested to determine the jurisdictions in which a filing or submission under any Antitrust Law is required or advisable, (y) furnishing to each other all information required for any filing or submission under any Antitrust Law and (z) keeping each other reasonably informed with respect to the status of each exemption, authorization, consent, approval, filing and notice under any Antitrust Law, in each case, in connection with the matters that are the subject of this Agreement or any of the other Transaction Documents. The parties shall provide each other with copies of all substantive correspondence, filings or communications between them or any of their Affiliates or Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents; provided that such material may be redacted as necessary to (1) comply with contractual arrangements, (2) address good faith legal privilege or confidentiality concerns and (3) comply with Applicable Law.

e.Subject to the other provisions of this Agreement, including in this Section 3.1, in the event that any arbitral, administrative, judicial or analogous action, claim or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or any other party relating to or in connection with the transactions contemplated hereby or by any of the other Transaction Documents (“Transaction

Litigation”), neither party shall be required to contest and resist any such Transaction Litigation or to seek to have vacated, lifted, reversed or overturned any judgment, ruling, order, writ, injunction or decree, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation or implementation of the transactions contemplated hereby or by any of the other Transaction Documents. Each party shall keep the other party reasonably informed with respect to any Transaction Litigation unless doing so would reasonably be likely to jeopardize any privilege of such party regarding any such Transaction Litigation (subject to such party using commercially reasonable efforts to, and cooperating in good faith with the other party in, developing and implementing reasonable alternative arrangements to provide such other party with such information). Subject to the immediately preceding sentence, each party shall promptly advise the other party orally and in writing in connection with, and shall consult with each other with respect to, any Transaction Litigation and shall in good faith give consideration to each other’s advice with respect to such Transaction Litigation.

f.The Company shall be liable for and promptly indemnify Amazon for all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”) incurred by Amazon or its Affiliates that arise out of or relate to any Transaction Litigation. In any case in which any such indemnity is sought by Amazon, Amazon shall promptly deliver a written notice of its claim for indemnification (a “Claim Notice”) to the Company, and the Company shall have fifteen (15) days (or such lesser number of days set forth in the Claim Notice as may be required by court proceeding in the event of a litigated matter) after receipt of the Claim Notice (the “Notice Period”) to notify Amazon that it desires to defend Amazon in the Transaction Litigation. In the event that the Company notifies Amazon within the Notice Period that it desires to defend Amazon in the Transaction Litigation, the Company shall have the right to defend Amazon by appropriate proceedings at its expense, with counsel reasonably satisfactory to Amazon. If the Company elects to assume such defense, Amazon may participate in such defense at its own cost and expense; provided, however, that if, in the reasonable judgment of Amazon, a conflict of interest exists which renders it inadvisable for one firm to represent Amazon and the Company, then Amazon may employ separate counsel at the expense of the Company, and, on its written notification of that employment, the Company will not have the right to assume or continue the defense of that action on behalf of Amazon. The Company shall not, without the prior written consent of Amazon (such consent not to be unreasonably withheld, delayed or conditioned), settle, compromise or offer to settle or compromise any Transaction Litigation on a basis that would result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of Amazon or any of its Affiliates, (ii) a finding or admission of a violation of Applicable Law or violation of the rights of any Person by Amazon or any of its Affiliates, (iii) a finding or admission that would have an adverse effect to no more than a de minimis extent on other claims made or threatened against Amazon or any of its Affiliates, (iv) any monetary liability of Amazon that will not be promptly paid or reimbursed by the Company or (v) any non-monetary condition or obligation being imposed on Amazon or any of its Affiliates that would restrict the future activity or conduct of Amazon or any of its Affiliates.

g.As promptly as practicable following the date hereof, the Company shall adopt such amendments and take such further actions and do or cause to be done all things necessary, proper or advisable under Applicable Law, to prevent the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby from constituting a “change in control,” “change of control” or other similar term under any Company Benefit Plan.

h.Notwithstanding anything herein to the contrary, from and after the earlier of (i) the exercise of the Warrant in full and (ii) the expiration, termination or cancellation of the Warrant without the Warrant having been exercised in full, no party shall have any further obligations under this Section 3.1; provided, that this Section 3.1(h) shall in no way relieve any party with respect to any breach by such party of this Section 3.1 prior to such time.

3.2Public Announcements

a.The parties acknowledge that the Company’s initial announcement of the transactions contemplated by this Agreement and the other Transaction Documents to customers, suppliers, investors and employees and otherwise (the “Initial Announcement”) has been agreed by the parties. After the transmission of the Initial Announcement, except as required by Applicable Law or by the rules or requirements of any stock exchange on which the securities of a party are listed, no party shall make, or cause to be made, or permit any of its Affiliates to make, any press release or public announcement or other similar communications in respect of the Transaction Documents or the transactions contemplated thereby without prior written consent (not to be unreasonably withheld, conditioned or delayed) of the other party, to the extent such release, announcement or communication relates to the transactions contemplated hereby or by any of the other Transaction Documents. Notwithstanding the foregoing, no party shall be required to receive the consent of the other party to any release, announcement or communication (including any filing required to be made under the Exchange Act or the Securities Act) to the extent such release, announcement or communication includes information (i) with respect to the transactions contemplated hereby or by any of the other Transaction Documents that is consistent with the Initial Announcement; (ii) that is consistent with releases, announcements or other communications previously consented to by the other party in accordance with this Section 3.2, (iii) that is required to be disclosed under GAAP; (iv) that has previously been released by either of the parties hereto in respect of the transactions contemplated hereby or the Transaction Documents without any violation of the terms of this Agreement; or (v) as may be required in connection with any Form 4, Schedule 13D, Schedule 13G, Form 8-K, Form 10-Q, Form 10-K, Schedule 14A or other disclosure required by the Commission or other Governmental Entity to be made by Amazon or the Company in connection with the transactions contemplated by this Agreement. Notwithstanding the preceding sentence, to the extent any disclosure (including communications with investors and analysts) relates to the Transaction Documents or any transaction contemplated thereby and contains any information inconsistent with the Initial Announcement or releases, announcements or other communications previously consented to by the other party in accordance with this Section 3.2 or that has previously been released by either of the parties hereto in respect of the transactions contemplated hereby or the Transaction Documents without any violation of the terms of this Agreement, such disclosure shall be subject to the prior consent of the other party (unless it is required to be in such form under Applicable Law), which shall not be unreasonably withheld, conditioned or delayed.

b.Without limiting the foregoing, in recognition of the importance to the Company and Amazon of taking appropriate steps to maintain the confidentiality of agreements between the parties from the parties’ customers, competitors and suppliers, in the event that the Company is legally required to file or otherwise submit any agreement to which Amazon is a party (each a “Disclosable Agreement”) or any excerpt from, summary of or information relating to any Disclosable Agreement with or to the Commission or any other regulatory body or stock exchange (each, a “Disclosure Agency”) the filing or submission of which involves or could result in public disclosure of such Disclosable Agreement or excerpt therefrom, summary thereof or information relating thereto, the Company will (1) promptly notify Amazon of such requirement to file or otherwise submit the Disclosable Agreement or any excerpt therefrom, summary thereof or information relating thereto and any applicable deadline for making such filing or submission, (2) provide Amazon with a reasonable opportunity to request (i) a redaction of all information in the Disclosable Agreement or excerpt therefrom, summary thereof or information relating thereto, as requested by Amazon (in addition to any redactions proposed by the Company) prior to filing or submitting such Disclosable Agreement, excerpt therefrom, summary thereof or information relating thereto, and (ii) the submission of one or more confidential treatment requests in support of such redactions with such arguments as requested by Amazon, including in response to any comments or requests for information issued by the Commission or the applicable Disclosure Agency, to which, in each case, the Company shall agree absent a reasonable basis for objection (and shall provide Amazon prompt notice of any such objection, the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company), (3) provide Amazon (i) with copies of any comments and all other communications received from the Commission or the applicable Disclosure Agency with respect to the Disclosable Agreement or confidential treatment thereof (including a reasonable summary of any oral communications or other comments received other than in writing) as promptly as reasonably practicable and (ii) with the Company’s proposed response to such comments at least three (3) Business Days before such response is submitted to the Commission or the applicable Disclosure Agency, and (4) provide Amazon with a reasonable opportunity to propose revisions within such three (3) Business Day-period to such proposed response as requested by Amazon, and which revisions the Company shall make absent a reasonable basis for objection (and shall provide Amazon prompt notice of any such objection, the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company), and, as applicable, use its commercially reasonable efforts in responding to any such comments in order to pursue assurance that confidential treatment will be granted. The Company will not file this Agreement, any Disclosable Agreement, any excerpt therefrom, summary or portion thereof or information relating thereto with any Governmental Entity or regulatory body, including the Commission or any Disclosure Agency, or disclose any other Confidential Information in any manner, except to the extent (i) permitted above, or (ii) the Company determines in good faith based on the written advice of outside counsel that making such filing or submission without adhering to the requirements set forth above is necessary to comply with Applicable Law. Notwithstanding anything in Section 8.1 of this Agreement to the contrary, the provisions of this Section 3.2(b) will survive for so long as any Commercial Arrangements remain in effect.

3.3Expenses. Unless otherwise provided in any Transaction Document, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.4Stockholder Approval.

a.No later than the next meeting (whether annual or special) of the stockholders of the Company (the “Company Stockholders”) after the date hereof, the Company shall convene and hold a meeting of the Company Stockholders (the “Company Stockholder Meeting”) to consider and vote on the issuance of the Warrant in respect of any Warrant Shares in excess of 3,222,681 shares, pursuant to the applicable rules of the New York Stock Exchange, including but not limited to, New York Stock Exchange Rule 312.03(c), for the avoidance of doubt, without giving effect to any “cashless” or “net” exercise provisions therein (the “Requisite Stockholder Approval”); provided that the parties acknowledge that such meeting may be postponed or adjourned in accordance with the Company’s bylaws or as otherwise required by Applicable Law if (x) there is an insufficient number of shares of Common Stock present or represented by a proxy at the Company Stockholder Meeting to conduct business at the Company Stockholder Meeting, (y) the Company is required to postpone or adjourn the Company Stockholder Meeting by Applicable Law or a request from the Commission or its staff, or (z) the Company determines in good faith that it is necessary or appropriate to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to them. If, despite the Company’s reasonable best efforts the Requisite Stockholder Approval is not obtained at or prior to the Company Stockholder Meeting, the Company shall at Amazon’s request cause an additional Company Stockholder Meeting to be held every twelve (12) months thereafter until such Requisite Stockholder Approval is obtained or the Warrant is no longer outstanding.

b.The Company shall use its reasonable best efforts to obtain the Requisite Stockholder Approval. Without limiting the foregoing, the Board shall (x) recommend that the Company Stockholders vote in favor of the Requisite Stockholder Approval (the “Company Board Recommendation”) (and not withdraw or modify in any adverse respect such Company Board Recommendation unless the Board determines in good faith (after consultation with outside legal counsel and financial advisors) that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Common Stock under Applicable Law, (y) solicit proxies in favor of the Requisite Stockholder Approval in accordance with this Section 3.4(b), and (z) obtain commitments from each of the directors and executive officers of the Company to vote in favor of the Requisite Stockholder Approval. In connection with the Company Stockholder Meeting, the Company shall promptly prepare (and Amazon shall reasonably cooperate with the Company to prepare) and file with the Commission a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to such meeting to be mailed to the Company Stockholders as promptly as practicable after clearance thereof by the Commission. The Company shall notify Amazon promptly of the receipt of any comments from the Commission or its staff with respect to the proxy statement and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information and shall supply Amazon with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to such proxy statement. If at any time prior to the Company Stockholder Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as reasonably practicable prepare and mail to the Company Stockholders such an amendment or supplement. Each of the parties shall promptly correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as reasonably practicable prepare and furnish to the Company Stockholders an amendment or supplement to correct such information to the extent required by Applicable Laws. The Company shall consult with Amazon prior to filing any proxy statement, or any amendment or supplement thereto, or responding to any comments from the Commission or its staff with respect thereto, and provide Amazon with a reasonable opportunity to comment thereon, and consider in good faith any comments proposed by Amazon. If the Board withdraws, changes, or qualifies in any manner adverse to Amazon, the Company Board Recommendation or fails to include the Company Board Recommendation in the proxy statement when disseminated to the Company Stockholders, Amazon shall have the right, at its option, to require the Company to negotiate in good faith with Amazon to amend the terms of the Warrant and this Agreement in order to ensure that Amazon obtains all of the benefits intended to be conferred in connection with this Agreement and the transactions contemplated hereby.

c.Amazon shall furnish the Company all information reasonably requested by the Company concerning itself, its Affiliates, directors, officers, stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with the Company Stockholder Meeting.

d.From and after the date of this Agreement, the Company shall use reasonable best efforts to require all beneficial owners of Common Stock in excess of 15% of the Common Stock outstanding (each, a “Significant Stockholder”), within the earlier of ten (10) Business Days after (x) such Person becomes a Significant Stockholder and (y) the date hereof if such Person is a Significant Stockholder on the date hereof, to deliver to the Company a voting agreement in support of the transactions contemplated hereby.

3.5Tax Treatment. No later than ninety (90) days after the Warrant Issuance, Amazon shall provide the Company with a valuation of the Warrant for tax purposes, taking into account the vesting schedule and any relevant economic assumptions or inputs with respect to such Warrant as determined by Amazon. Such valuation shall be binding on Amazon and the Company for all U.S. tax purposes. Duff & Phelps Corporation will be engaged by Amazon to determine the Warrant valuation and to produce a narrative valuation report. Amazon will provide such narrative report to the Company provided the Company agrees to execute a Notice and Acknowledgment substantially in the form attached hereto as Exhibit A prior to receipt of any information prepared on Amazon’s behalf pursuant to this Section 3.5. Amazon and the Company agree to treat the Warrant issuance (i) as a closed, taxable transaction occurring on the date of the Warrant Issuance, rather than as an open transaction, for U.S. tax purposes, and (ii) not as a transaction in connection with the performance of services within the meaning of Section 83 of the Code. Neither Amazon nor the Company shall take any position for tax purposes that is inconsistent with the foregoing, unless required by Applicable Law. Without limiting the foregoing, Amazon agrees to provide the Company with a draft of the valuation of the Warrant prior to its finalization for review, it being understood that neither Amazon nor Duff & Phelps Corporation shall be under any obligation to accept comments or input, if any, from the Company.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1Acquisition for Investment. Amazon acknowledges that the issuance of the Warrant and the Warrant Shares has not been registered under the Securities Act or under any state securities laws. Amazon (i) acknowledges that it is acquiring the Warrant and the Warrant Shares pursuant to an exemption from registration under the Securities Act solely for its own account for investment with no present intention to distribute them to any person in violation of the Securities Act or any other applicable state securities laws, (ii) agrees that it shall not (and shall not permit its Affiliates to) sell or otherwise dispose of the Warrant or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable state securities laws, (iii) acknowledges that it has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Warrant Issuance and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of consummating the Warrant Issuance, (iv) acknowledges that it is able to bear the economic risk of the Warrant Issuance and is able to afford a complete loss of such investment and (v) acknowledges that it is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

4.2Legend. Amazon agrees that all certificates or other instruments representing the Warrant and the Warrant Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend substantially to the following effect:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR

OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A TRANSACTION AGREEMENT, DATED AS OF JANUARY 23, 2018, BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND AMAZON.COM, INC., A DELAWARE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”
In the event that any Warrant Shares become registered under the Securities Act or the Company is presented with an opinion of counsel reasonably satisfactory, in form and substance, to the Company that the Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Warrant Shares which shall not contain such portion of the above legend that is no longer applicable; provided that the holder of such Warrant Shares surrenders to the Company the previously issued certificates or other instruments.
4.3Anti-Takeover Provisions. The Company shall not take any action that would prevent Amazon from exercising any of its rights under this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby (a “Burdensome Action”), including by causing this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, to be subject to any requirements imposed by any Anti-Takeover Provisions or subject in any manner to any “poison pill” or similar shareholder rights plan, in each case the result of which would be to cause a Burdensome Action to occur, and shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the Transaction Documents from any applicable Anti-Takeover Provisions, as now or hereafter in effect.

4.4Transfer Restrictions.

a.Other than solely in the case of a Permitted Transfer, NV Investment Holdings shall not Transfer:

i.the Warrant at any time;
ii.any Warrant Shares to any Person that, as of the time of entry into the agreement governing the Transfer is, to the actual knowledge of Amazon’s executive officers (with no obligation of inquiry, other than to (i) review the Section 13(d) and Section 13(g) filings made with respect to the Common Stock and (ii) to obtain a written representation from the purchaser to the effect that such purchaser is not the Beneficial Owner of more than 10% of the Common Stock), the Beneficial Owner of more than 10% of the Common Stock; provided that this Section 4.4(a)(ii) shall not apply to any open market sale of Common Stock through a brokerage transaction effected over a United States national securities exchange or any sale of Common Stock pursuant to a bona fide Underwritten Offering; provided, further, that the Company may instruct the underwriter(s) of any such Underwritten Offering to exclude any Person that has filed a Schedule 13D or Schedule 13G with respect to the Common Stock; or
iii.Warrant Shares representing more than 10% of the outstanding Company Common Stock, as calculated based on the Company’s then current public filings, in any single transaction; provided that this Section 4.4(a)(iii) shall not apply to any open market sale of Company Common Stock through a brokerage transaction effected over a United States national securities exchange or any sale of Company Common Stock pursuant to a bona fide Underwritten Offering.

b.“Permitted Transfers” means, in each case so long as such Transfer is in accordance with Applicable Law and the provisions of the Company’s certificate of incorporation and bylaws:

i.a Transfer of the Warrant to Amazon or a wholly owned subsidiary of Amazon, so long as such Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Transferee agrees to be subject to all covenants and agreements of Amazon under this Agreement and makes all the representations and warranties and/or acknowledgements set forth in Section 2.3 (although the representation and warranty in Section 2.3(a) shall be made with respect to the applicable jurisdiction of incorporation and to the extent the concept is applicable in that jurisdiction) and Section 4.1;
ii.a Transfer of the Warrant in connection with an Acquisition Transaction approved by the Board (including if the Board (A) recommends that its stockholders tender in response to a tender or exchange offer that, if consummated, would constitute an Acquisition Transaction, or (B) does not recommend that its stockholders reject any such tender or exchange offer within the ten (10) Business Day period specified in Rule 14e-2(a) under the Exchange Act);
iii.a Transfer of the Warrant if required by, or reasonably necessary in order for, Amazon to obtain Governmental Approval for any acquisition (whether direct or indirect, including by way of merger, share exchange, share purchase, consolidation or any similar transaction), provided that such acquisition is not being undertaken by Amazon for the purpose of evading or avoiding the transfer restrictions imposed by this Section 4.4);
iv.a Transfer of the Warrant to the extent required under Applicable Law; or
v.a Transfer of the Warrant with the prior written consent of the Company.

c.Any Transfer or attempted Transfer of the Warrant in violation of this Section 4.4 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register or other books and records of the Company.

4.5Right of Notice. If at any time the Company proposes to enter into any Acquisition Transaction with any Person or Group (excluding Amazon or any of its Affiliates), the Company shall promptly, and in any event no later than fifteen (15) calendar days prior to entering into any definitive agreement regarding such Acquisition Transaction, provide written notice to Amazon, which notice shall contain all terms of such proposed Acquisition Transaction as well as all information or draft documentation which may impact Amazon in its capacity as a holder of the Warrant.

ARTICLE 5

GOVERNANCE

5.1Information Rights.

a.During the term of this Agreement, the Company shall prepare and provide, or cause to be prepared and provided, to Amazon:
i.within ten (10) days after the end of each fiscal quarter the number of outstanding shares of Common Stock at the end of such fiscal quarter calculated on both an undiluted basis and a fully diluted basis without regard to exercise or conversion prices of derivative securities;
ii.within the time periods applicable to the Company under Section 13(a) or 15(d) of the Exchange Act, all interim and annual financial statements required to be contained in a filing with the Commission on Forms 10-K and 10-Q; and
iii.if the Company is at any time not subject to Section 13(a) or 15(d) under the Exchange Act, the information set forth on Schedule 5.1(a);
provided, however, that the requirements of this paragraph (a) shall be deemed to be satisfied to the extent such information is publicly filed on EDGAR within the time periods specified above.
b.During the term of this Agreement, the Company shall consider and respond promptly and in good faith to reasonable requests for information, to the extent already existing or that can be prepared without excessive cost or management time, regarding the Company and its subsidiaries from Amazon in its capacity as a stockholder of the Company. Without limiting the generality of the foregoing, the Company and its subsidiaries shall not be required to provide any such information if (i) the Company determines that such information is competitively sensitive, (ii) the Company determines in good faith that providing such information would adversely affect the Company (taking into account the nature of the request and the facts and circumstances at such time) other than to a de minimis extent or (iii) providing such information (A) would reasonably be expected to jeopardize an attorney-client privilege or cause a loss of attorney work product protection, (B) would violate a confidentiality obligation to any person in effect on the date of this Agreement or (C) would, based on the written advice of the Company’s outside legal counsel, violate any Applicable Law; provided, that, with respect to clauses (i)-(iii), the Company uses reasonable efforts, and cooperates in good faith with Amazon, to develop and implement reasonable alternative arrangements to provide Amazon (and its Representatives) with the intended benefits of this Section 5.1.

c.In furtherance and not in limitation of the foregoing, during the term of this Agreement, the Company shall, and shall cause its subsidiaries to, use commercially reasonable efforts to prepare and provide, or to cause to be prepared and provided, including, if requested and reasonably available, in electronic data format, to Amazon, or to assist Amazon with preparing (at the expense of Amazon), in a reasonably timely fashion following a request by Amazon any (i) financial information or other data relating to the Company and its subsidiaries and (ii) any other relevant information or data, in each case to the extent necessary, as reasonably determined in good faith by Amazon for Amazon to (x) comply with GAAP or to comply with its reporting, filing, accounting or other obligations under Applicable Law or (y) apply the equity method of accounting, in the event Amazon is required to account for its investment in the Company under the equity method of accounting under GAAP; provided, however, that any requests with respect to tax matters shall be addressed by Section 5.2 and not by this Section 5.1. The Company shall use commercially reasonable efforts to cause its and its subsidiaries’

Representatives to cooperate in good faith with Amazon in connection with the foregoing; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall Amazon or its Affiliates disclose (including by reflecting such information on their financial statements) any financial information or other financial data provided to Amazon pursuant to this Section 5.1 prior to the Company first publicly disclosing such information in its ordinary course of business, other than pursuant to the terms of Section 5.1(d)(i), Section 5.1(d)(ii) or Section 5.1(d)(iv). Amazon shall promptly, upon request by the Company, reimburse the Company for all reasonable documented out of pocket costs and expenses incurred by the Company or any of its subsidiaries in connection with any actions taken by the Company or any of its subsidiaries pursuant to this Section 5.1(c).

d.In furtherance of and not in limitation of any other similar agreement Amazon or any of its Representatives may have with the Company or its subsidiaries, Amazon hereby agrees that all Confidential Information in its possession obtained solely pursuant to this Section 5.1 with respect to the Company shall be kept confidential by it and shall not be disclosed or used by it in any manner whatsoever, except as permitted by this Section 5.1(d). For the avoidance of doubt, any confidential information received by either party in connection with any of the Commercial Arrangements shall be governed by the terms of any applicable agreement related to such Commercial Arrangements. Any Confidential Information may be disclosed or used:

i.by Amazon (x) to any of its Affiliates or (y) to its or its Affiliate’s respective directors, managers, officers, employees and authorized Representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) (each of the Persons described in clauses (x) and (y), collectively, the “Representatives” of Amazon), in each case, solely if and to the extent any such Person needs to be provided such Confidential Information to assist Amazon or its Affiliates in evaluating or reviewing its existing investment, or, with respect to the exercise of the Warrant, its prospective investment, in the Company, including in connection with the disposition thereof or voting shares of Common Stock. Each Representative shall be deemed to be bound by the provisions of this Section 5.1(d) and Amazon shall be responsible for any breach of this Section 5.1(d) (or such other agreement or obligation, as applicable) by any of its Representatives;
ii.by Amazon or any of its Representatives to the extent the Company consents in writing;
iii.by Amazon or any of its Representatives to a potential Transferee (so long as such Transfer is permitted hereunder); provided, that such Transferee agrees to be bound by the provisions of this Section 5.1(d) (or a confidentiality agreement having restrictions substantially similar to this Section 5.1(d)); or
iv.by Amazon or any of its Representatives to the extent that Amazon or such Representative has been advised by its counsel that such disclosure is required to be made by it under Applicable Law or by a Governmental Entity; provided, that prior to making such disclosure, such Person uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent practicable and permitted by Applicable Law, consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; provided, further, that Amazon or such Representative, as the case may be, uses commercially reasonable efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Entity or as is, based on the advice of its counsel, legally required or compelled; and provided, further, that the parties hereto expressly agree that notwithstanding anything in the Confidentiality Agreement or any other confidentiality agreement between or among the

Company, Amazon or its Affiliates or Representatives, to the contrary, any Confidential Information that is permitted to be disclosed or used in any manner pursuant to this Agreement can be so disclosed or used.

5.2Tax Reporting Requirements.

a.The Company will provide Amazon with any information reasonably requested by Amazon and within the Company’s possession or that can be provided with the use of reasonable efforts, to allow Amazon to comply with Applicable Law related to taxes or to avail itself of any provision of Applicable Law related to taxes.

b.The Company shall maintain its status as a domestic corporation for U.S. Federal income tax purposes.

c.The Company shall make due inquiry with a Tax Advisor selected by it on at least an annual basis regarding the Company’s obligation to comply with the reporting requirements under Sections 6038, 6038B, and 6046 of the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”), and the Company shall comply with any such applicable requirements. To the extent that Amazon is subject to the same reporting requirements, the Company shall file on Amazon’s behalf. The Company shall also provide Amazon with any filings under such sections for Amazon’s review forty-five (45) days prior to the due date for filing (including extensions). To the extent that the Company does not have a filing requirement under such sections, the Company shall provide such information to Amazon as may be necessary to fulfill Amazon’s obligations thereunder as a result of the Warrant Issuance or the acquisition of Warrant Shares hereunder.

5.3Standstill Provisions.

a.Amazon agrees that from the date of this Agreement until an Amazon Standstill Termination Event (such period, the “Standstill Period”), without the prior written approval of the Board, Amazon shall not, directly or indirectly, and shall cause its subsidiaries not to:

i.acquire, agree to acquire, propose or offer to acquire, by purchase or otherwise, Equity Securities or Derivative Instruments or debt securities of the Company, other than:
1.Warrant Shares acquired by Amazon in accordance with this Agreement;
2.as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company; or
3.pursuant to and in accordance with Section 4.4(b)(i);
ii.make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) (whether or not relating to the election or removal of directors) to vote any Voting Securities, or disclose how Amazon intends to vote its Warrant Shares on any contested election of directors or any contested proposal relating to an Acquisition Proposal unless such disclosure is determined by Amazon in good faith, based on the advice of its legal counsel, to be reasonably required by Applicable Law;
iii.call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company;
iv.nominate or seek to nominate, directly or indirectly, any person to the Board;

v.deposit any Voting Securities in a voting trust or similar contract or agreement or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any Voting Securities (in each case, other than to the Company or a Person specified by the Company in a proxy card (paper or electronic) provided to stockholders of the Company by or on behalf of the Company);
vi.make any public announcement with respect to, enter, agree to enter, propose or offer to enter into any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the securities of the Company or any of its subsidiaries, or purchase of a material portion of the assets, properties or Equity Securities of the Company, other than acquisitions of Equity Securities as follows:
1.Warrant Shares acquired by Amazon in accordance with this Agreement;
2.as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company;
3.pursuant to and in accordance with Section 4.4(b)(i); or
4.Equity Securities of the Company representing less than 5% of the outstanding shares of Common Stock held by a Person acquired by Amazon or its Affiliates; provided that such Equity Securities of the Company were acquired by such acquired Person prior to it entering into an agreement with Amazon to be acquired and not in contemplation of, or in connection with, Amazon’s acquisition of such Person and Amazon agrees to dispose of those Equity Securities and to reasonably cooperate with the Company to establish a reasonable time table and other reasonable parameters for so doing so as to minimize the impact of such disposition on the trading market for the Common Stock; provided that in connection with such disposition, Amazon shall not be required to take any action that would be likely to adversely affect the value of the Equity Securities;
vii.otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company (for the avoidance of doubt, excluding any such act to the extent in its capacity as a commercial counterparty, customer, supplier, industry participant or the like);
viii.take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the events described above;
ix.advise or knowingly assist or knowingly encourage or enter into any discussions, negotiations, agreements or arrangements with any other Persons in connection with the foregoing;
x.form, join or in any way participate in a Group (other than with its subsidiary that is bound by the restrictions of this Section 5.3(a) or a Group that consists solely of Amazon and/or any of its Affiliates), with respect to any Voting Securities or otherwise in connection with any of the foregoing; or
xi.publicly disclose any intention, plan or proposal with respect to any of the foregoing.

For the avoidance of doubt, this Section 5.3 shall not prohibit Amazon from exercising any rights or taking any action under the Commercial Arrangements. Amazon shall not be deemed in breach of this Section 5.3 if Amazon or any of its subsidiaries acquires Equity Securities, Derivative Instruments or debt securities of the Company in an amount representing less than two percent (2%) of such outstanding Equity Securities, Derivative Instruments or debt securities, and promptly after receiving written notice from the Company that such Equity Securities, Derivative Instruments or debt securities were acquired in contravention of this Section 5.3, sells or otherwise disposes of such Equity Securities, Derivative Instruments or debt securities. In addition, Amazon shall not, directly or indirectly, and shall not permit any of its subsidiaries, directly or indirectly, to, contest the validity of this Section 5.3 or, subject to

Section 5.3(b), seek a waiver, amendment or release of any provisions of this Section 5.3 (including this sentence) (whether by legal action or otherwise).
b.Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, including Section 5.3(a) hereof, Amazon shall not be prohibited or restricted from making and submitting to the Company and/or the Board, any Acquisition Proposal that is not intended to require the Company to disclose such proposal, or any confidential request for the Company and/or the Board to waive, amend or provide a release of any provision of this Section 5.3 (whether or not in connection with such Acquisition Proposal); provided that any such Acquisition Proposal and/or confidential request shall by its terms terminate if it is publicly disclosed or announced by Amazon (except in the event that such public disclosure is required by Applicable Law) without the prior approval of the Board. If the Company (through the Board or otherwise) shall have commenced a process to solicit Acquisition Proposals from third parties, then the Company will promptly notify Amazon of such determination and any information provided to Amazon in connection with such notice, including, without limitation, the fact that the Company has provided such notice to Amazon, shall be kept confidential by Amazon, except to the extent information is permitted to be disclosed or used by Section 5.1(d).

c.Notwithstanding anything to the contrary herein, the provisions of this Section 5.3 shall become void and of no further force and effect upon (i) the public announcement by the Company that it has entered into a definitive agreement with a Person other than Amazon or any of its Affiliates for a transaction involving a Business Combination or (ii) if any Person other than Amazon or any of its Affiliates commences a tender or exchange offer which, if consummated, would constitute a Business Combination; provided, however, that with respect to clauses (i) and (ii) of this sentence, Amazon shall not have materially breached any of the provisions of this Section 5.3.

d.An “Amazon Standstill Termination Event” shall be deemed to occur if, as of the end of any Business Day following the date of this Agreement, Amazon and its Affiliates Beneficially Own shares of Common Stock collectively representing less than ten percent (10%) of the Common Stock; provided, however, that if the Beneficial Ownership of Amazon and its Affiliates collectively represents at least ten percent (10%) of the Common Stock at any time within one year following such occurrence, then the provisions of this Section 5.3 and of Section 5.4 shall automatically again become applicable to Amazon.

e.If the Company or any of its Affiliates is or becomes party to any agreement, arrangement or undertaking (or any amendment or waiver thereof) relating to its securities that contains any provision that is more favorable to the other party to such agreement than this Section 5.3 (a “More Favorable Agreement”), including (without limitation) with respect to the nature and scope of the restrictions on such party, the duration of such restrictions and any exceptions to such nature, scope or duration, the Company shall promptly provide Amazon notice thereof and a copy of such provision (which need not identify such other party), and upon such notice this Agreement shall be deemed to be amended to conform this Section 5.3, as applicable, with such more favorable provision. The Company represents and warrants that it has not entered into any More Favorable Agreement as of the date hereof.

5.4Voting Obligation.

a.At all times during the Standstill Period, Amazon shall be entitled to vote (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) the shares of Common Stock owned by it or its Affiliates or over which it or its Affiliates have the ability to vote, up to 19.9% of the Company’s outstanding shares of Common Stock (the “Voting Threshold”), in its sole and absolute discretion; provided that if at any time Amazon and its Affiliates collectively have the ability to vote more than 19.9% of the Company’s outstanding shares of Common Stock, then in connection with each meeting of the Company’s stockholders Amazon shall cause all of the shares of Common Stock in excess of the Voting Threshold owned by it or any of its Affiliates or over which it or any of its Affiliates have the ability to vote to be present for purposes of determining quorum at such meeting. At all times during the Standstill Period, Amazon shall cause the shares of Common Stock owned by it or any of its Affiliates or over which it or any of its Affiliates have the ability to vote in excess of the Voting Threshold to be voted (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) in accordance with the recommendation of the Board, including without limitation, in favor of all those persons nominated to serve as directors of the Company by the Board or its Nominating and Governance Committee.

b.At any time Amazon or any of its Affiliates own shares of Common Stock for which they have the ability to vote and Amazon is subject to the voting requirements of Section 5.4(a), Amazon hereby appoints the Company, including without limitation its Chief Executive Officer and Chairman of the Board and any other designee of the Company or of such officer, and each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to shares of Common Stock in excess of the Voting Threshold over which Amazon or any of its Affiliates have the ability to vote, to be counted for purposes of determining quorum at any meeting of stockholders and to be voted in accordance with Section 5.4(a). This proxy and power of attorney is given to secure the performance of the obligations of Amazon under this Agreement. Amazon shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy; this proxy and power of attorney granted by Amazon shall be irrevocable during the term of this Agreement (but subject to Section 5.4(a)), shall be deemed to be coupled with an interest sufficient under Applicable Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Amazon with respect to shares of Common Stock. The power of attorney granted by Amazon herein is a durable power of attorney and shall survive the dissolution or bankruptcy of Amazon.

5.5Survival. Notwithstanding anything in this Agreement, this Article V shall survive termination of this Agreement pursuant to Section 8.1, and will continue until the date that the Beneficial Ownership of Amazon, in the aggregate, of the Common Stock is less than two percent (2%), on a “fully diluted basis”; provided, that Section 5.2 shall survive with respect to the taxable year in which such date occurs.

ARTICLE VI

REGISTRATION
6.1Demand Registrations.

a.Subject to the terms and conditions hereof, solely during any period that the Company is then ineligible under Applicable Law to register Registrable Securities on a registration statement on Form S-3 or any successor form thereto (“Form S-3”), or if the Company is so eligible but has failed to comply with its obligations under Section 6.3 any Demand Shareholders (“Requesting

Shareholders”) shall be entitled to make no more than four (4) written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Shareholders that equals or is greater than the Registrable Amount (a “Demand Registration” and such registration statement, a “Demand Registration Statement”). Thereupon, the Company shall, subject to the terms of this Agreement, file the registration statement no later than 30 days after receipt of a Demand and shall use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:
i.the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;
ii.all other Registrable Securities which the Company has been requested to register pursuant to Section 6.1(b), but subject to Section 6.1(g); and
iii.all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 6.1, but subject to Section 6.1(g);
all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Common Stock, if any, to be so registered.
b.A Demand shall specify:  (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within five (5) days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within five (5) days after the Company’s notice required by this paragraph has been given, provided that if such five (5) day period ends on a day that is not a Business Day, such period shall be deemed to end on the next succeeding Business Day. Each such written request shall comply with the requirements of a Demand as set forth in this Section 6.1(b).

c.A Demand Registration shall not be deemed to have been effected (i) unless the Demand Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred five (105) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold or otherwise disposed of thereunder (provided, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred five (105) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Entity, other than by reason of any act or omission by the applicable Selling Shareholders.

d.Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Shareholders.

e.The Company shall not be obligated to (i) subject to Section 6.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than one hundred five (105) days or (ii) effect any Demand Registration (A) within ninety (90) days of a “firm commitment” Underwritten Offering in which all Demand Shareholders were offered “piggyback” rights pursuant to Section 6.2 (subject to Section 6.2(b)) and at least fifty percent (50%) of the number of Registrable Securities requested by such Demand Shareholders to be included in such Demand Registration were included, (B) within ninety (90) days of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement), (C) within ninety (90) days of the completion of any other Underwritten Offering by the Company or any shorter period during which the Company has agreed not to effect a registration or public offering of securities (in each case only to the extent that the Company has undertaken contractually to the underwriters of such Underwritten Offering not to effect any registration or public offering of securities), (D) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of the Company or any other Person; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.

f.The Company shall be entitled to (i) postpone (upon written notice to the Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration, (ii) cause any Demand Registration Statement to be withdrawn and its effectiveness terminated and (iii) suspend the use of the prospectus forming the part of any registration statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that, subject to Applicable Law, it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

g.If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority:  (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Shareholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

h.Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

6.2Piggyback Registrations.

a.Subject to the terms and conditions hereof, whenever the Company proposes to register any Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Common Stock) under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) pursuant to Section 6.3, or (iv) pursuant to Section 6.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Demand Shareholders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Common Stock (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 6.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Demand Shareholders (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

b.If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) the Company, (x) other Persons who have sought to have shares of Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (y) the Piggyback Sellers and (z) any other proposed sellers of shares of Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

i.if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Common Stock (or other securities, as applicable) to be sold by the Company as the Company, in its reasonable judgment, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers; or

ii.if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Common Stock to be sold by the Company and (D) fourth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers.

c.For clarity, in connection with any Underwritten Offering under this Section 6.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

d.If, at any time after giving written notice of its intention to register any shares of Common Stock (or other securities, as applicable) as set forth in this Section 6.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Common Stock (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 6.1, the Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 6.1.

6.3Shelf Registration Statement.

a.Subject to the terms and conditions hereof, and further subject to the availability of Form S-3 to the Company, any of the Demand Shareholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto. If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company may also amend an existing registration statement on Form S-3, including by post-effective amendment, in order to fulfill its obligations hereunder.

b.Within five (5) days after receipt of a Shelf Notice pursuant to Section 6.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to the Company a written request to so participate within five (5) days after the Shelf Notice is received by any such holder of Registrable Securities.
c.Subject to Section 6.3(d), the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

d.Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that it shall, subject to Applicable Law, keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

e.After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

f.At any time that a Shelf Registration Statement is effective, if any Demand Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all of part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 6.3). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

i.such proposing Demand Shareholder(s) shall also deliver the Take-Down Notice to all other Demand Shareholders included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Shareholder(s) and the Company within two (2) Business Days after delivery of the Take-Down Notice to such holder; and
ii.if the lead managing underwriter(s) advises the Company and the proposing Demand Shareholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Shareholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 6.1(g). Except as otherwise expressly specified in this Section 6.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article VI as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 6.1(e)(ii) and Section 6.1(g).

g.Notwithstanding any other provision of this Agreement, if the requesting Demand Shareholder wishes to engage in a block sale (including a block sale off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities under an automatic shelf registration statement for purposes of effectuating a block sale), then notwithstanding the foregoing or any other provisions hereunder, no Demand Shareholder shall be entitled to receive any notice of or have its Registrable Securities included in such block sale.

h.Any time that a Shelf Offering involves a Marketed Underwritten Shelf Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

6.4Withdrawal Rights. Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Shareholder seeking to register Registrable Securities notice to such effect and, within five (5) days following the mailing of such notice, such Demand Shareholder still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. No Demand Registration withdrawn pursuant to this Section 6.4 shall count against the number of Demands which may have been made under Section 6.1(a) hereof.

6.5Hedging Transactions

a.The provisions of this Agreement relating to the registration, offer and sale of Registrable Securities shall apply also to (i) any transaction which Transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Demand Shareholders and (ii) any derivative transactions in which a broker-dealer, other financial institution or unaffiliated Person (each, a “Hedging Counterparty”) may sell Registrable Securities covered by any prospectus and the applicable prospectus supplement including short sale transactions using Registrable Securities pledged by a Demand Shareholder or borrowed from the Demand Shareholder or others and Registrable Securities loaned, pledged or hypothecated to any such party (each, a “Hedging Transaction”); provided that the Demand Shareholder’s legal counsel has determined in its reasonable judgment (after good-faith consultation with counsel of the Company) that it is reasonably necessary to register under the Securities Act such Hedging Transaction. Any written information regarding the Hedging Transaction provided to the Company by a Hedging Counterparty for inclusion in any registration statement, prospectus or free writing prospectus filed pursuant to this Section 6.5 shall, for purposes of Section 6.10(b), be deemed to be written information provided by a Selling Shareholder for purposes of Section 6.10(b).

b.If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may reasonably be considered) an underwriter or selling stockholder, then such Hedging Counterparty shall be required to provide customary indemnities to the Company regarding the plan of distribution and related matters.

6.6Holdback Agreements.

a.Amazon shall enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering in which Amazon participates during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made. The Company shall not include Registrable Securities of any other Demand Shareholder in such an Underwritten Offering unless such other Demand Shareholder enters into a customary agreement restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) if requested by the lead managing underwriter(s).

b.If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not effect any sale or distribution of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account, within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company), after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

6.7Registration Procedures.

a.If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 6.1, Section 6.2 or Section 6.3, the Company shall as expeditiously as reasonably practicable:

i.prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article VI; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the holders of a majority of Registrable Securities held by the Requesting Shareholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Applicable Law;
ii.except in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article VI, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
iii.in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities held by the Demand Shareholders cease to be Registrable Securities;

iv.if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6.7(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with Applicable Law;
v.furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;
vi.use commercially reasonable efforts to register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (vi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
vii.use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Common Stock) to be listed on each securities exchange on which shares of Common Stock are then listed;
viii.use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;
ix.enter into such agreements (including an underwriting agreement) in form, scope and substance as is customary in underwritten offerings of shares of Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 6.10, except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;
x.in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) ”comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;
xi.make available for inspection by the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or Representative retained in connection with such offering by such Selling Shareholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 6.7(a)(xi) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Shareholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Entity, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;
xii.as promptly as practicable notify in writing the Selling Shareholders and the underwriters, if any, of the following events:  (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 6.7(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
xiii.use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 6.7(a)(vi), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
xiv.cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;
xv.cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
xvi.have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not unduly interfere with the normal operations of the business of the Company; and
xvii.take all other actions reasonably requested by Amazon or the lead managing underwriter(s) to effect the intent of this Agreement.

b.The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

c.Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 6.7(a)(xii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.7(a)(xii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 6.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

d.With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:
i.use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
ii.use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and
iii.furnish to any holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

6.8Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Article VI, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6.7(a)(vi)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, except in the event that Requesting Shareholders select the underwriters) (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by Amazon) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show”, other than any expense paid or payable by the underwriters and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose Registrable Securities are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Demand Shareholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article VI, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

6.9Miscellaneous.

a.Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

b.The Company shall not grant to any Person any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to Amazon hereunder without the prior written consent of Amazon. If Amazon provides such consent, Amazon and the Company shall amend this Agreement to grant Amazon any such senior demand, piggyback or shelf registration rights.

6.10Registration Indemnification.

a.The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, stockholders, employees, managers and partners and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, stockholders, employees, managers and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 6.10(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, stockholders, employees, managers and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, stockholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any Selling Shareholder expressly for use therein.

b.In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify the Company, its directors, officers and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 6.10(b)) will reimburse the Company, its directors, officers and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 6.10(b) for amounts in excess of the gross proceeds (after deducting any underwriting discount or commission) received by such holder in the offering giving rise to such liability.

c.Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

d.In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves, or is reasonably likely to have an effect beyond, the scope of matters that are subject to indemnification pursuant to this Section 6.10, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

e.The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

f.If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the amount received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

6.11Free Writing Prospectuses. Amazon shall not use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities pursuant to this Article VI without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, Amazon may use any free writing prospectus prepared and distributed by the Company.

6.12Termination of Registration Rights. The rights granted pursuant to this Article VI shall terminate, as to any holder of Registrable Securities, on the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed; (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder.

ARTICLE VII
DEFINITIONS
7.1Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Acquisition Proposal” means any proposal, offer, inquiry, indication of interest, or expression of interest (whether binding or nonbinding, and whether communicated to the Company, the Board or publicly announced to the Company’s stockholders or otherwise) by any Person or Group relating to an Acquisition Transaction.
“Acquisition Transaction” means (a) any transaction or series of related transactions as a result of which any Person or Group (excluding Amazon or any of its Affiliates) becomes the beneficial owner, directly or indirectly, of 40% or more of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company, (b) any transaction or series of related transactions in which the stockholders of the Company immediately prior to such transaction or series of related transactions cease to beneficially own, directly or indirectly, at least 60% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company; provided that this clause (b) shall not apply if such transaction or series of related transactions is an acquisition by the Company effected, in whole or in part, through the issuance of Equity Securities of the Company, (c) any Business Combination, as a result of which at least 40% ownership of the Company is transferred to another Person or Group (excluding Amazon or any of its Affiliates), (d) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board, (e) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute 40% or more of the consolidated assets, business, revenues, net income, assets or deposits of the Company or (f) any transaction or series of related transactions as a result of which the Common Stock is no longer traded on the New York Stock Exchange or, unless otherwise agreed in writing between Amazon and the Company, the Public Float of the Company constitutes less than 40% of the outstanding shares of Common Stock of the Company.
“Affiliate” means, with respect to any person, any other person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of Amazon or any of its subsidiaries (and vice versa).
“Agreement” has the meaning set forth in the preamble.
“Amazon” has the meaning set forth in the preamble.
“Amazon Standstill Termination Event” has the meaning set forth in Section 5.3(d).
“Anti-Takeover Provisions” has the meaning set forth in Section 2.2(i).

“Antitrust Laws” has the meaning set forth in Section 2.2(d)(iii).
“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law), regulation, ordinance, treaty, Order, permit, authorization or other requirement applicable to such Person, its assets, properties, operations or business.
“Bankruptcy Exceptions” has the meaning set forth in Section 2.2(d)(i).
“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance pursuant to the Warrant.
“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy or similar policy of the Company then in effect and (ii) in the event that the Company determines in good faith that a registration of securities would (x) reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or (y) require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of the shorter of the ending of the condition creating a Blackout Period and up to ninety (90) days; provided, that a Blackout Period described in this clause (ii) may not occur more than once in any period of six (6) consecutive months.
“Board” has the meaning set forth in Section 1.2(b).
“Burdensome Action” has the meaning set forth in Section 4.3.
“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Company.
“Business Day” has the meaning set forth in Section 1.3.
“Chosen Courts” has the meaning set forth in Section 8.5.
“Claim Notice” has the meaning set forth in Section 3.1(f).
“Closing” has the meaning set forth in Section 1.2.
“Code” has the meaning set forth in Section 5.2(c).
“Commercial Arrangements” has the meaning set forth in the recitals.
“Commission” has the meaning set forth in Section 2.2(e)(i).
“Common Stock” has the meaning set forth in the recitals.
“Company” has the meaning set forth in the preamble.

“Company Benefit Plan” has the meaning set forth in Section 2.2(d)(ii).
“Company Board Recommendation” has the meaning set forth in Section 3.4(b).
“Company Stockholder Meeting” has the meaning set forth in Section 3.4(a).
“Company Stockholders” has the meaning set forth in Section 3.4(a).
“Company Stock Plans” has the meaning set forth in Section 2.2(b).
“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of Amazon or its Representatives from the Company, its Affiliates or their respective Representatives, through the Beneficial Ownership of Equity Securities or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by Amazon, its Affiliates or their respective Representatives, (ii) was or becomes available to Amazon, its Affiliates or their respective Representatives from a source other than the Company, its Affiliates or their respective Representatives, provided, that the source thereof is not known by Amazon or such of its Affiliates or their respective Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by Amazon, its Affiliates or their respective Representatives without the use of any such information that would otherwise be Confidential Information hereunder.
“Confidentiality Agreement” means the Mutual Nondisclosure Agreement, dated as of July 18, 2017, by and between Amazon and the Company, as amended.
“Continuing Directors” means the directors of the Company on the date hereof and each other director if, in each case, such other director’s nomination for election to the Board is recommended by more than 50% of the Continuing Directors or more than 50% of the members of the Nominating and Governance Committee of the Board that are Continuing Directors.
“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” shall be construed accordingly.
“conversion” has the meaning set forth in the definition of Equity Securities.
“convertible securities” has the meaning set forth in the definition of Equity Securities.
“Demand” has the meaning set forth in Section 6.1(a).
“Demand Registration” has the meaning set forth in Section 6.1(a).
“Demand Registration Statement” has the meaning set forth in Section 6.1(a).
“Demand Shareholder” means NV Investment Holdings or any wholly owned subsidiary of Amazon, in either case that holds Registrable Securities.
“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) other transactions hedge the economic effect of such interest.

“Disclosable Agreement” has the meaning set forth in Section 3.2(b).
“Disclosure Agency” has the meaning set forth in Section 3.2(b).
“Disclosure Schedules” means the Disclosure Schedules delivered by the Company concurrently with the execution and delivery of this Agreement.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto.
“Effect” has the meaning set forth in Section 2.1(a).
“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange or exercise of any convertible securities, a “conversion”).
“Excess Warrant Shares” has the meaning set forth in Section 2.2(d)(i).
“Exchange Act” has the meaning set forth in Section 2.2(d)(iii).
“Exercise Approval” has the meaning set forth in Section 2.3(b)(i).
“FCPA” has the meaning set forth in Section 2.2(l).
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Form S-3” has the meaning set forth in Section 6.1(a).
“Free Writing Prospectus” has the meaning set forth in Section 6.7(a)(v).
“fully diluted basis” means as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange or conversion of all then outstanding convertible securities, options, rights, and warrants of the Company, including, for the avoidance of doubt, as of the date of this Agreement, the Warrant Shares.
“GAAP” has the meaning set forth in Section 2.1(a).
“Governmental Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Entity, the giving of notice to or registration with any Governmental Entity or any other action in respect of any Governmental Entity.

“Governmental Entity” has the meaning set forth in Section 2.2(d)(iii).
“Government Official” has the meaning set forth in Section 2.2(l).
“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
“Hedging Counterparty” has the meaning assigned to such term in Section 6.5(a).
“Hedging Transaction” has the meaning assigned to such term in Section 6.5(a).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Initial Announcement” has the meaning set forth in Section 3.2(a).
“Initial Antitrust Clearance” has the meaning set forth in Section 3.1(b).
“Initial Antitrust Filings” has the meaning set forth in Section 3.1(b).
“Initial Filing Transaction” has the meaning set forth in Section 3.1(b).
“Inspectors” has the meaning set forth in Section 6.7(a)(xi).
“Losses” has the meaning set forth in Section 3.1(f).
“Marketed Underwritten Shelf Offering” has the meaning set forth in Section 6.3(f).
“Material Adverse Effect” has the meaning set forth in Section 2.1(a).
“More Favorable Agreement” has the meaning set forth in Section 5.3(e).
“Notice Period” has the meaning set forth in Section 3.1(f).
“NV Investment Holdings” has the meaning set forth in the recitals.
“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award issued by any Governmental Entity.
“Other Demanding Sellers” has the meaning set forth in Section 6.2(b).
“Other Proposed Sellers” has the meaning set forth in Section 6.2(b).
“Permitted Transfers” has the meaning set forth in Section 4.4(b).
“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located) or other entity, organization or unincorporated association, including any Governmental Entity.
“Piggyback Notice” has the meaning set forth in Section 6.2(a).
“Piggyback Registration” has the meaning set forth in Section 6.2(a).
“Piggyback Seller” has the meaning set forth in Section 6.2(a).

“Previously Disclosed” has the meaning set forth in Section 2.1(b).
“Public Float” means the outstanding Common Stock beneficially owned by stockholders of the Company other than (a) any Person or group within the meaning of Section 13(d)(3) of the Exchange Act beneficially owning more than ten percent (10%) of all outstanding Common Stock, (b) directors or executive officers of the Company and any members of their immediate family and (c) other Affiliates of the Company, with no share of Common Stock being counted more than once; provided, however, that the Common Stock beneficially owned by any stockholder in excess of ten percent (10%) of the outstanding Common Stock as set forth in the beneficial ownership table in the Company’s most recent proxy statement filed with the SEC and who continues to own in excess of ten percent (10%) of the outstanding Common Stock as of the date of this Agreement shall be included in the definition of Public Float for so long as such stockholder does not increase such stockholder’s beneficial ownership of Common Stock through the acquisition of Equity Interests from or after the date of this Agreement in an aggregate amount that exceeds two percent (2%) of all outstanding Common Stock. For the avoidance of doubt, in the calculation of Public Float, but not for purposes of determining whether or not the shares of a Person beneficially owning in excess of ten percent (10%) of the outstanding Common Stock are included in the calculation of Public Float, shares of Common Stock underlying stock options or other equity awards issued to directors or executive officers shall not be treated as beneficially owned by such directors or executive officers unless and until such options or other equity awards are exercised or settled.
“Records” has the meaning set forth in Section 6.7(a)(xi).
“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $5 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the applicable Requesting Shareholder(s); provided, that such lesser amount shall have an aggregate value of at least $2 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.
“Registrable Securities” means any and all (i) Warrant or Warrant Share, (ii) other stock or securities that Amazon or its subsidiaries may be entitled to receive, or will have received, pursuant to its ownership of the Warrant or Warrant Shares, in lieu of or in addition to shares of Common Stock, and (iii) Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (y) may be sold pursuant to Rule 144 without regard to volume limitations or other restrictions on transfer thereunder. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.
“Representatives” has the meaning set forth in Section 5.1(d)(i).
“Requested Information” has the meaning set forth in Section 6.9(a).

“Requesting Shareholders” has the meaning set forth in Section 6.1(a).
“Requisite Stockholder Approval” has the meaning set forth in Section 3.4(a).
“SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, or its other reports, statements and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act, in each case after December 31, 2016.
“Securities Act” has the meaning set forth in Section 2.2(d)(iii).
“Selling Shareholders” has the meaning set forth in Section 6.7(a)(i).
“Shelf Notice” has the meaning set forth in Section 6.3(a).
“Shelf Offering” has the meaning set forth in Section 6.3(f).
“Shelf Registration Statement” has the meaning set forth in Section 6.3(a).
“Significant Stockholder” has the meaning set forth in Section 3.4(d).
“SOX” has the meaning set forth in Section 2.2(e)(v).
“SRO” means any (i) ”self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange or contract market or (iii) other securities exchange.
“Standstill Period” has the meaning set forth in Section 5.3(a).
“subsidiary” means, with respect to such Person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such Person or any other subsidiary of such Person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries, or (iii) at least fifty percent (50%) of the equity interests or which are is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries.
“Take-Down Notice” has the meaning set forth in Section 6.3(f).
“Tax Advisor” means a “Big Four” accounting firm that is selected by the Company.
“Transaction Documents” has the meaning set forth in Section 2.1(c).
“Transaction Litigation” has the meaning set forth in Section 3.1(e).
“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.
“Transferee” means a Person to whom a Transfer is made or is proposed to be made.
“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
“Voting Securities” means shares of Common Stock of the Company and any other securities of the Company entitled to vote generally in the election of directors of the Company.

“Voting Threshold” has the meaning set forth in Section 5.4(a).

“Warrant” has the meaning set forth in Section 1.1.
“Warrant Issuance” has the meaning set forth in Section 1.1.
“Warrant Shares” has the meaning set forth in Section 1.1.

ARTICLE VIII
MISCELLANEOUS

8.1Termination of This Agreement; Other Triggers.

a.This Agreement may be terminated at any time:

i.with the prior written consent of each of Amazon and the Company; or
ii.if the Initial Antitrust Clearance shall not have been obtained on or prior to the date that is six (6) months after the latest date of the Initial Antitrust Filings, by Amazon, provided that Amazon may not exercise the termination right pursuant to this Section 8.1(a)(ii) if a breach by Amazon of any obligation, representation or warranty under this Agreement has been the cause of, or resulted in, the failure of the Initial Antitrust Clearance to have been obtained on or prior to the date that is six (6) months after the latest date of the Initial Antitrust Filings; or
iii.if the Requisite Stockholder Approval shall not have been obtained at the first annual meeting of the Company Stockholders after the date of this Agreement, by Amazon with prior written notice delivered to the Company not later than the ninetieth (90th) day after the date of such meeting (or the date to which such meeting is postponed or adjourned in accordance with Section 3.4(a)).

b.In the event of termination of this Agreement as provided in this Section 8.1, this Agreement (other than Section 1.3 (Interpretation), Article II (Representations and Warranties), Section 3.1(f), Section 3.2 (Public Announcements), Section 3.3 (Expenses), Section 4.1 (Acquisition for Investment) (to the extent any Warrant Shares have been issued prior to termination), Section 4.2 (Legend) (to the extent any Warrant Shares have been issued prior to termination), Article V (Governance), Article VI (Registration) and this Article VIII, each of which shall survive any termination of this Agreement)

shall forthwith become void and there shall be no liability on the part of any party, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

c.Without affecting in any manner any prior exercise of the Warrant, in the event of termination of this Agreement as provided in this Section 8.1, the unvested portion of the Warrant shall be canceled and terminated and shall forthwith become void and the Company shall have no subsequent obligation to issue, and the Warrantholder (as defined in the Warrant) shall have no subsequent right to acquire, any Warrant Shares pursuant to such canceled portion of the Warrant. For the avoidance of doubt, the Warrant shall remain in full force and effect with respect to the vested portion thereof (exclusive of any portion with respect to which Requisite Stockholder Approval was required but not obtained), and nothing in this Section 8.1 shall affect the ability of the NV Investment Holdings to exercise such vested portion of the Warrant following termination of this Agreement.

8.2Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized officer of each party.

8.3Waiver of Conditions. The conditions to any party’s obligation to consummate any transaction contemplated herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Applicable Law. No waiver shall be effective unless it is in writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

8.4Counterparts. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be transmitted electronically by “pdf” file and such pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

8.5Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In addition, each of the parties (a) expressly submits to the personal jurisdiction and venue of the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, City of New York and appellate courts having jurisdiction of appeals from any of the foregoing (the “Chosen Courts”), in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 8.6, such service to become effective 10 days after such mailing. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE,

THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one Business Day after mailing, (c) if sent by email or facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (a) or (b) of this Section 8.6 when transmitted and receipt is confirmed, or (d) if otherwise actually personally delivered, when delivered. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:
Name:        StarTek, Inc.
Address:    8200 E. Maplewood Ave., Suite 100
Greenwood Village, CO 80111
Email:        Doug Tackett
Attn:        Doug.Tackett@startek.com

with a copy to (which copy alone shall not constitute notice):
Name:        Jenner & Block LLP
Address:    353 N. Clark Street
Chicago, IL 60654-3456
Fax:        (312) 840-8711
Email:        tmonson@jenner.com
Attn:        Thomas A. Monson

and

Name:        Jenner & Block LLP
Address:    919 Third Avenue
New York, NY 10022
Fax:        (212) 909-0882
Email:        mglass@jenner.com
Attn:        Martin C. Glass

and
if to Amazon, to:
Name:        Amazon.com NV Investment Holdings LLC
c/o Amazon.com, Inc.
Address:    410 Terry Avenue
North Seattle, WA 98109-5210
Fax:        206) 266-7010

Attn:        General Counsel

with a copy to (which copy alone shall not constitute notice):
Name:        Sullivan & Cromwell LLP
Address:    1888 Century Park East, Suite 2100
Los Angeles, CA 90067
Fax:        (212) 558-1600
Email:        krautheimere@sullcrom.com
Attn:        Eric Krautheimer

and

Name:        Sullivan & Cromwell LLP
Address:    125 Broad Street
New York, NY 10004
Fax:        (212) 558-1600
Email:        veeraraghavank@sullcrom.com
Attn:        Krishna Veeraraghavan

8.7Entire Agreement, Etc. This Agreement (including the Schedules, Exhibits and Annexes hereto) and the other Transaction Documents, the Commercial Arrangements and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. No party shall take, or cause to be taken, including by entering into agreements or other arrangements with provisions or obligations that conflict, or purport to conflict, with the terms of the Transaction Documents or any of the transactions contemplated thereby, any action with either an intent or effect of impairing any such other person’s rights under any of the Transaction Documents.

8.8Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except that Amazon may transfer or assign, in whole or from time to time in part, to one or more of its direct or indirect wholly owned subsidiaries, its rights and/or obligations under this Agreement, but any such transfer or assignment shall not relieve Amazon of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.9Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
8.10No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties (and any wholly owned subsidiary of Amazon to which an assignment is made in accordance with this Agreement) any benefits, rights, or remedies.

8.11Specific Performance. The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.
STARTEK, INC.

By:	/s/ Don Norsworthy
Name: Don Norsworthy
Title: CFO

AMAZON.COM, INC.

By:	/s/ Alex Ceballos Encarnacion
Name: Alex Ceballos Encarnacion
Title: Vice President

Schedule 5.1(a)
1.    Basic Financial Information and Reporting.
A.    As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company shall furnish Amazon with a balance sheet and equity capitalization table of the Company, as of the end of such fiscal year, a statement of income, a statement of stockholders’ equity, and a statement of cash flows of the Company and accompanying notes to the financial statements, for such year, all audited and prepared in accordance with GAAP consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by an audit report and opinion thereon by independent public accountants of national standing selected by the Board.
B.    The Company shall furnish Amazon as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet and equity capitalization table of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. In order to facilitate Amazon’s compliance with its public reporting requirements, the Company shall deliver the financial statements described in this Schedule 5.1(a) to Amazon, together with a certification that, to the Company’s knowledge, (i) such interim financial statements are fairly stated, in all material respects, in accordance with GAAP for the periods presented, applied on the same basis as the Company’s audited financial statements as of and for the most recent fiscal year end, and reflect all adjustments necessary for a fair presentation of the interim financial statements, subject to the exceptions noted on an exhibit to such certification and (ii) that the Company has made available to Amazon the information required by Section 5.1 of this Agreement. In addition, to facilitate Amazon’s compliance with its public reporting requirements, the Company shall engage a nationally recognized accounting firm to perform quarterly review procedures that result in the issuance of an independent accountant’s review report on the Company’s quarterly and year-to-date balance sheet and statement of operations for the periods ending March 31, June 30 and September 30, which reports shall be delivered within 45 days after the end of the quarter for with the report pertains. In order to facilitate Amazon’s compliance with its public reporting requirements, the Company’s chief financial officer and chief accounting officer shall participate in one or more teleconferences with Representatives of Amazon each quarter to review the financial statements previously delivered and discuss significant transactions reflected for the period of the financial statements.
C.    All financial information and budgets required under clauses (A) and (B) above shall consist of consolidated financial statements (consolidating the Company and its subsidiaries) unless GAAP provides otherwise.
D.    As soon as reasonably practicable, and in any event within 15 days after the issuance of the report, the Company shall furnish to Amazon any 409A valuation reports that it prepares or causes to be prepared.
2.    Inspection Rights. Subject to Section 5.1(b) of this Agreement, Amazon shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable business times, with reasonable advance notice and as often as may be reasonably requested.
3.    Other Materials. As soon as practicable (or otherwise as provided herein), the Company shall furnish Amazon with copies of the following documents:
A.    Material documents filed with governmental agencies, including, without limitation, the Internal Revenue Service and the SEC, or any other documents or information requested by Amazon or necessary to support Amazon’s tax, accounting and SEC reports and filings, including providing by February 15th of each year such information as is necessary to support Amazon’s tax reporting obligations.
B.    Notices regarding any default on any material loan or lease to which the Company is a party.
C.    In addition, the Company shall furnish Amazon advance notice of (i) any dividend or other distribution to be paid by the Company to holders of the Common Stock or (ii) any non-functional currency investments or loans.

EXHIBIT A
[Must be signed by an authorized representative of the Company] NOTICE AND ACKNOWLEDGMENT
Dear Sir or Madam,

1.
Our client Amazon.com Services, Inc. (“Amazon”) has requested that Duff & Phelps, LLC (“Duff & Phelps”) allow StarTek, Inc. (“Recipient”) to use and rely on the Services and have access to Duff & Phelps’ advice and deliverables related thereto, including any draft or final report (collectively, the “Duff & Phelps Materials”), as if the Duff & Phelps Materials had been prepared for the use and benefit of Recipient. Amazon has also authorized Duff & Phelps, upon reasonable request by Recipient, to provide explanations in relation to Duff & Phelps’ valuation estimates and the Duff & Phelps Materials. Duff & Phelps acknowledges and agrees that Recipient will utilize the Duff & Phelps Materials solely for the purpose of complying with its income tax treatment obligations set forth in Section 3.5 of the Transaction Agreement, dated January 23, 2018, between Recipient and an affiliate of Amazon, including Recipient’s reporting of amounts on its tax returns consistent with Section 3.5 and the valuation provided by Duff & Phelps (the “Purpose”).

2.	In consideration for Recipient receiving Duff & Phelps Materials, Recipient acknowledges and agrees that:

a.
The purpose of the Duff & Phelps Materials is to assist Amazon’s management in their estimation of the fair market value / fair value of the respective warrants as of the closing date of the transaction for financial reporting and tax reporting purposes. The preparation of the Duff & Phelps Materials was not planned or executed in contemplation of the considerations of Recipient. Items of specific interest to Recipient may not have been specifically addressed in the Duff & Phelps Materials.

b.
No one is authorized by Duff & Phelps whether expressly or otherwise to make representations or reach an agreement in relation to the conditions upon which access to the Duff & Phelps Materials are granted to Recipient or representations, which are inconsistent with or vary or add to the terms and conditions set out in this letter.

c.
Duff & Phelps, its managing directors, employees, and agents neither warrant nor represent that the information in the Duff & Phelps Materials nor contained in any oral explanation is sufficient or appropriate for Recipient’s Purpose.

d.
The analysis and range of values presented in the Duff & Phelps Materials are based on information supplied by the management of Amazon and other information obtained during the course of Duff & Phelps’ work, and Duff & Phelps does not give any representation as to the accuracy or completeness of such information.

e.	Duff & Phelps has not conducted an audit of the financial statements of Amazon and has not independently verified the information provided by Amazon management.
Nothing contained herein shall impose upon Duff & Phelps any obligation to amend, supplement, revise or update the Duff & Phelps Materials, or to advise Recipient of any such amendment, supplement, revision or update of the Duff & Phelps Materials which Duff & Phelps might effect, subsequent to the date of the Duff & Phelps Materials.

3.
Recipient agrees that none of Duff & Phelps, its managing directors, employees, or staff neither owe nor accept any duty to Recipient, whether in contract or in tort (including without limitation, negligence and breach of statutory duty) or howsoever otherwise arising, and shall not be liable, in respect of any loss damage or expense of whatsoever nature which is caused by Recipient’s reliance upon the Duff & Phelps Materials or representations made in relation thereto or which is otherwise consequent upon Recipient’s access to the Duff & Phelps Materials or receipt of such representations except for the fraud or willful misconduct of Duff & Phelps. Recipient acknowledges and agrees that it will be responsible for any damages suffered by Duff & Phelps as a result of its failure to comply with the terms of this letter.

4.	Recipient shall not use the Duff & Phelps Materials or any information provided by Duff & Phelps for any purpose other than as stated herein.

5.
Recipient shall not allow access to the Duff & Phelps Materials, or give information obtained from the Duff & Phelps Materials or from representations made by Duff & Phelps in relation thereto, to any other party except its affiliates, officers, directors and employees and professional legal and tax advisers who need to know such information for the Purpose (it being understood and agreed that each Recipient will advise such persons of the confidential nature of the Duff & Phelps Materials and the applicable Recipient will instruct such persons to keep them confidential).

6.	Nothing included in the Duff & Phelps Materials or in any related correspondence or discussions is or should be relied upon as a promise or representation as to the future.

7.
This letter sets out the entire understanding of the parties in relation to the conditions upon which access to the Duff & Phelps Materials is granted to Recipient upon which representations in relation thereto are made and supplants all prior representations, if any, made by Duff & Phelps in relation to the said conditions.

Please acknowledge your acceptance of the foregoing by signing and returning to us a copy of this letter.

Very truly yours,
AMAZON.COM, INC.
By:    ____________________________
Name:
Title:

Accepted and Agreed to on this _____ day of ____, 20___ by:

STARTEK, INC.

By:    ____________________________
Name:
Title:

ANNEX A

Form of Warrant
Warrant has been filed as Exhibit 4.1 to the Form 10-Q for the Quarter Ended March 31, 2018

DISCLOSURE SCHEDULES
TO
TRANSACTION AGREEMENT

These Disclosure Schedules are made and given pursuant to that certain Transaction Agreement, dated as of January 23, 2018, by and between StarTek, Inc., a Delaware corporation, and Amazon.com, Inc., a Delaware corporation.

Section 2.2(b)

Capitalization

1.	Investor Rights Agreement dated as of February 13, 2004 between StarTek, Inc., A. Emmet Stephenson, Jr. and Toni E. Stephenson.

2.	Amendment to Investor Rights Agreement dated as of February 1, 2014 between StarTek, Inc., A. Emmet Stephenson, Jr. and Toni E. Stephenson.

3.
Settlement and Standstill Agreement dated May 5, 2011 by and among Privet Fund LP, Privet Fund Management LLC, Ryan Levenson, Ben Rosenzweig, A. Emmet Stephenson, Jr., Toni E. Stephenson and StarTek, Inc.

4.
Nomination and Standstill Agreement dated March 19, 2015 by and among Engine Capital, L.P., Engine Jet Capital, L.P., P Engine Ltd., Engine Capital Management, LLC, Engine Investments, LLC, Arnaud Ajdler and StarTek, Inc.

Section 2.2(j)

Related Party Transactions

1.	See the items listed with respect to Section 2.2(b).